REGISTRAR AND TRANSFER AGENCY AGREEMENT


THIS AGREEMENT is made this 4th day of June One Thousand Nine Hundred and Ninety-Nine

BETWEEN


EARTHPORT.COM plc a public limited company incorporated in and under the laws of England and Wales whose registered office is at 5 Elstree Gate, Elstree Way, Borehamwood, Hertfordshire WD6 1JD, England (hereinafter called the Company') of the first part and


THE BANK OF BERMUDA LIMITED a company incorporated in and under the laws of Bermuda whose registered office is at Bank of Bermuda Building, 6 Front Street, Hamilton HM 11, Bermuda (hereinafter called the "Bank") of the second part.


WHEREAS:-

(A) The Company is desirous of appointing a Registrar and Transfer Agent of the shares of the Company; and

(B) The Bank has agreed to act as Registrar and Transfer Agent of the shares of the Company upon the terms and conditions hereinafter contained.

NOW IT IS HEREBY AGREED as follows:-

1. INTERPRETATION
   --------------

(A) In this Agreement and in all amendments hereto the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:-

     "Board" shall mean the board of directors of the Company.

     "Articles" shall mean the Memorandum and Articles of Association of the Company for the time being in force.

     "Directors" shall mean the directors of the Company.


     "Shareholders" shall mean the shareholders of the Company.

(B) Unless the context otherwise requires words and expressions contained in this Agreement shall bear the same meaning as in the Articles.

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(C)  Unless the context otherwise requires words importing the singular number shall include the plural and vice versa, words importing the masculine gender shall include the feminine and words importing persons shall include firms and companies and vice versa.


(D) The division of this Agreement into sections, clauses and sub-clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.


2. APPOINTMENT OF REGISTRAR AND TRANSFER AGENT
   -------------------------------------------


     The Company HEREBY APPOINTS the Bank to be and the Bank HEREBY AGREES to act as Registrar and Transfer Agent for the Company from the date hereof upon the terms and conditions hereinafter contained. The Bank may appoint a sub-registrar and sub-transfer agent to carry out and discharge all or any of the obligations of the Bank hereunder provided that consent to such appointment shall be given by the Board.


3. PROVISION OF FACILITIES
   -----------------------

     The Bank shall provide and pay an adequate staff and shall provide suitable office accommodation and other facilities at Bank of Bermuda Building aforesaid or elsewhere in Bermuda as determined by the Bank and notified to the Company for efficiently performing its functions but the Company shall not be entitled to the exclusive use of any such accommodation or to the exclusive services of any member of such staff.


4. DUTIES OF THE BANK
   -------------------

(A)  During the continuance of this Agreement the Bank shall:-

     (a) be responsible for keeping the register of members of the Company (the "Register") in accordance with the statutory provisions for the time being in force and the Articles and all other duties incidental thereto PROVIDED ALWAYS that the Bank shall be permitted to keep the Register on magnetic tape or disc or in accordance with some other mechanical or electronic system on condition that it is capable of being produced in legible form and where any authorised person wishes to inspect the Register pursuant to sub-clause (e) hereof whilst it is kept in the aforesaid manner, the Bank shall provide legible evidence of the contents of the Register;

     (b) enter on the Register all issues, allotments, transfers, conversions or redemptions of shares in accordance with the Articles for the time being in force;

     (c) issue such shares of the Company as are required upon receipt of proper instructions from the Company;


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                                       -3-



     (d) take or procure that there are taken reasonable and proper precautions for the safe custody of the Register, of the share certificates (if any) of the Company held by the Bank pending issue, of share certificates (if any) tendered for exchange, replacement, conversion, redemption or transfer by the holders thereof, of cancelled share certificates (if any) held by the Bank, of share transfer forms tendered to the Bank and of all other documents held by it in performance of its duties hereunder;

     (e) receive, record and deal with probates, letters of administration, powers of attorney, dividend mandates, vesting orders, certificates of marriage or death, notices of change of name and other documents affecting the title to shares or any dividends payable thereon affecting the Register in accordance with the Bank's normal practice or in accordance with the written instructions of the Company;

     (f) make the Register available for inspection as required by law or the Articles and supply copies of the Register or of any part thereof within the period allowed by law. The Bank may charge and retain a fee for supplying such copies, provided that such fee shall not exceed the amount permitted by law or by the Articles;

     (g) prepare and seal on behalf of the Company new certificates and balance certificates and procure that certificates for shares in the Company shall be issued or cancelled only in accordance with the provisions of the Articles;

     (h) in the event that share certificates are issued, prepare and seal on behalf of the Company new share certificates and balance share certificates and procure that certificates for shares shall be issued or cancelled only in accordance with the provisions of the Articles and in the case of the issue of shares only after satisfying itself that the Company has received from all applicants all payments in respect of such issue;

     (i) in the event that shares are issued in uncertificated form, the Bank will issue a notice to each Shareholder evidencing that shares have been issued, but only after satisfying itself that the Company has received from all applicants all payments in respect of such issue;

     (j) prepare, on and in accordance with instructions of the Company, and subject to being satisfied that the funds are available to meet the same, issue warrants or cheques for dividend payments or payment of redemption moneys on redemption of shares or arrange for payment of dividends or such redemption moneys to or in accordance with the instructions of the Shareholders and notify the Company of the amounts and payees of all cheques and warrants for payments so made;

     (k) at any time during the Bank's business hours permit the auditor of the Company and any duly appointed agent or representative of the Company at the expense of the Company to audit or inspect the Register and any other documents or records kept by and still in the possession of the Bank hereunder and make available all such documents and records in its possession to such auditor, agent or representative during business hours whenever reasonably required so to do and afford all such information, explanations and assistance as such Auditor, agent or representative may require;

     (1) despatch all such circulars, notices of meetings, reports, financial statements and other written material to all persons entitled to receive the same under the Articles as the Company may require;


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                                       -4-


     (m) act as may be required by the Company from time to time as proxy agent in connection with the holding of meetings of Shareholders, receive and tabulate votes cast by proxy and communicate to the Company the results of such tabulation accompanied by appropriate certificates;

     (n) deal with and answer all correspondence from or on behalf of the Shareholders relating to the functions of the Bank under this Agreement; and

     (o) generally perform all the duties usually performed by registrar and transfer agents of companies including the keeping of all records required to be kept and made under regulations in Bermuda for the time being in force.


(B) The Bank shall be deemed to have received proper instructions or authorisation from the Company upon receipt of written, cabled, telexed or facsimile instructions signed by such one or more persons as the Directors of the Company shall from time to time authorise to give such instructions. A certified copy of the resolution of the Board shall be conclusive evidence of the authority of any such person to act until the Bank is in receipt of written notice to the contrary.


5. CONTROL BY DIRECTORS
   --------------------

     In the performance of its duties hereunder the Bank shall at all times be subject to the control of and review by the Directors of the Company and the Directors of the Company and shall in all respects observe and comply with the Articles and shall comply and conform to all reasonable and proper orders, directions and regulations of the Directors or the Company and shall well and faithfully serve the Company and use all reasonable endeavours to promote the interests thereof.


6. REMUNERATION OF THE BANK
   ------------------------

(A) The Bank shall be paid by way of remuneration for its services pursuant to this Agreement fees at such rates as may be agreed from time to time between the Company and the Bank and failing such agreement in accordance with the Bank's scale of fees as shall from time to time be in force.

(B) The Bank shall also be entitled to receive from the Company an amount equal to all out-of-pocket expenses properly incurred by the Bank in carrying out its duties hereunder.


7. PAYMENTS
   --------

     Amounts payable by the Company to the Bank pursuant to Clause 6 hereof shall be paid in United States Dollars in Bermuda at such times to be agreed in writing from time to time between the Company and the Bank.


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                                       -5-


8. DUTIES OF THE COMPANY
   ---------------------

The Company shall:-

     (a) at all times supply or procure the supply to the Bank of blank forms of certificates as necessary and, in the event of the same being specially engraved, the plates for engraving the same shall during the continuance of this Agreement be deposited for safe custody in such manner and with such persons (and if required in the joint names of the Company and the Bank) as the Bank may require and the same shall not be used for the purpose of preparing any forms of certificates without the written consent of the Bank;

     (b) retain for a period of seven years after the termination of the appointment of the Bank hereunder for any reason whatsoever all cancelled share certificates and share transfer forms lodged during the period of such appointment; and

     (c) deliver or cause to be delivered from time to time to the Bank properly certified or authenticated copies of its Articles and all amendments thereto and of such resolutions, votes or other proceedings as may be necessary for the Bank in the performance of its duties hereunder.


9. RIGHTS OF THE BANK
   ------------------

     The Bank may:-

     (a) at its own expense employ servants or agents in performance of its duties and the exercise of its rights hereunder;

     (b) delegate its functions, powers, discretions, privileges and duties hereunder or any of them to such person, firm or corporation on such terms and conditions as are agreed between the Bank and the Company;

     (c) use the name of the Company and sign any necessary letters or other documents for and on behalf of the Company as Registrar and Transfer Agent of the Company in the performance of its duties hereunder;

     (d) act as registrar or transfer agent for any other company, corporation or body of persons on such terms as may be arranged with such company, corporation or body of persons and shall not be deemed to be affected with notice of or to be under any duty to disclose to the Company any fact or thing which may come to the knowledge of the Bank or any servant or agent of the Bank in the course of so doing or in any manner whatever otherwise than in the course of carrying out the duties of Registrar and Transfer Agent hereunder; and

     (e) acquire, hold or deal with for its own account or for the account of any customer or other person and in its own name or in the name of such customer or person or of a nominee any shares or securities for the time being issued by the Company or any investment in which the Company is authorised to invest and shall not be required to account to the Company for any profit arising therefrom.


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                                       -6-


10. RESPONSIBILITY OF BANK AND INDEMNITY BY COMPANY
    -----------------------------------------------


(A) The Bank shall not incur liability by refusing in good faith to perform any duty or obligation herein which in its judgment is improper or unauthorised provided that in performing its duties and obligations pursuant to this Agreement it shall not be required at any time to do or procure the doing of anything contrary to or in breach of or which constitutes any offence against any applicable law or regulation then in force.

(B) The Bank shall not, in the absence of negligence or wilful default on the part of the Bank or its servants, agents or delegates, be liable to the Company or to any Shareholder for any act or omission in the course of or in connection with the services rendered by it hereunder or for any loss or damage which the Company may sustain or suffer as the result or the course of the discharge by the Bank or its servants, agents or delegates of its duties hereunder or pursuant hereto and the Bank shall not in any event be liable for any loss occasioned by reason only of the liquidation, bankruptcy or insolvency of any servant, agent or delegate appointed pursuant to the provisions hereof.

(C) The Bank shall not be responsible for the loss or damage to any documents or other property of the Company or for any failure to fulfil its duties hereunder if such loss, damage or failure shall be caused by or directly or indirectly due to war, enemy action, the act of government or other competent authority, of if any investment exchange or dealing house, riots, civil disturbance, rebellion, storm, tempest, accident, fire, strike, explosion, lock-out or the breakdown, failure or malfunction of any telecommunication or computer service or any occurence or event beyond the control of the Bank

(D) The Company agrees to indemnify the Bank from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than those resulting from the negligence or wilful default on the part of the Bank) which may be imposed on, incurred by or asserted against the Bank in performing its obligations or duties hereunder.

(E) The Bank shall not be liable for any loss suffered by the Company or any Shareholder, whether caused by delays or otherwise, resulting from illegible or unclear communications from the Company, Shareholders, potential investors or any agents thereof.

(F) Where any Proper Instructions or notices or other documentation are given by way of facsimile transmission the fact that a transmission report produced by the originator of such transmission discloses that the transmission was sent shall not be sufficient proof of receipt by the Bank. The Company agrees to indemnify the Bank from and against any and all actions, losses, costs, charges,


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                                      -7-

     expenses and demands of any and every kind which may at any time hereafter be incurred by the Bank in consequence of accepting and acting upon such Proper Instructions or notices or other documentation given by facsimile transmission whether or not such instructions were given by the Company or any other person duly authorised to give such instructions.


11. FRAUD
    -----

     In the absence of negligence and provided that the officers, servants or agents of the Bank are not parties to any fraud, the Bank shall not be responsible to the Company for registering or issuing certificates in accordance with forged or fraudulent transfers or for the consequences of any action taken by the Bank upon the faith of any forged or fraudulent document in any case where, had the document not been forged or fraudulent, the action taken by the Bank would have been the normal and reasonable action to be taken.


12. CONFIDENTIALITY AND REPUTATION
    ------------------------------

(A) Neither party hereto shall, unless compelled so to do by any court of competent jurisdiction, either before or after the termination of this Agreement, disclose to any person any information relating to the other party to this Agreement without the consent of that other party.

(B) Neither party hereto shall do or commit any act or matter or thing which would or might prejudice or bring into disrepute in any manner the business or reputation of either of the parties or any Director of any such party.


13. TERMINATION
    -----------

(A) This Agreement and the appointment of the Bank hereunder shall continue in force until terminated by either the Company or the Bank giving to the other not less than sixty days' notice in writing expiring at any time provided that this Agreement may be determined forthwith by the Company or the Bank by notice taking immediate or subsequent effect if:-


     (a) the Bank or the Company respectively has broken or is in breach of any of the terms of this Agreement and shall not have remedied such breach within thirty days after service of notice requiring the same to be remedied; or

     (b) the Bank or the Company respectively shall go into liquidation (except a voluntary liquidation for the purposes of reconstruction or amalgamation on terms previously approved in writing by the other party).


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                                       -8-


(B) Termination of this Agreement shall be without prejudice to any claims or rights which either of the parties hereto may have by reason of any breach of the other party's obligations and, without prejudice to the generality of the foregoing, any indemnity provisions and provisions limiting the liabilities of either party shall survive termination of this Agreement.


14. DELIVERY OF DOCUMENTS
    ---------------------

     Upon the termination of this Agreement the Bank shall hand over to the Company the Register and all other documents in the possession of the Bank in its capacity as Registrar and Transfer Agent or in relation to the functions assigned to it hereunder; provided, however, that the Bank shall not be required to make any such delivery or payment until full payment shall have been made to the Bank of all its fees, compensation, costs and expenses due to it under the provisions of this Agreement.


15. NOTICES
    -------

     Any notice, instruction or other instrument required or permitted to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours, or delivered prepaid registered mail or by facsimile to the parties at the following addresses or such other address as may be notified by either party from time to time.


TO THE COMPANY:            EARTHPORT.COM plc
                           5 Elstree Gate,
                           Elstree Way,
                           Borehamwood,
                           Hertfordshire WD6 1JD,
                           England

                           Attention: Company Secretary

                           Facsimile: 44-207-603-7481


TO THE BANK:               THE BANK OF BERMUDA LIMITED
                           6 Front Street
                           Hamilton HM 11
                           Bermuda

                           Attention: General Manager, Corporate Trust

                           Facsimile: 441-299-6565


Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, and, in the case of facsimile, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have


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                                       -9-


been received at the next time after delivery when normal business hours commence. Evidence that the notice, instruction or other instrument was properly addressed, stamped and put into the post shall be conclusive evidence of posting.


16. RIGHT TO USE DATA PROCESSING RECORDS
    ------------------------------------

     The Bank is authorised to maintain all accounts, registers, corporate books and other documents relating to the Company or its affairs on computer records and to produce at any time during the course of legal proceedings, copies or reproductions of these documents made by photographic, photostatic or data processing procedures as juridical proof thereof.


17. TELEPHONE RECORDING
    -------------------

     The Bank may record all telephone conversations between the Company and the Bank or between any Shareholder or other person and the Bank in relation to the affairs of the Company and any such tape recordings may be submitted in evidence in any proceedings relating to this Agreement.


18. ASSIGNMENT AND AMENDMENT
    ------------------------

     This Agreement shall not be amended or assigned by either the Bank or the Company save with the consent of the other party hereto.


19. COUNTERPART
    -----------

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original and all such counterparts together constitute one and the same instrument.


20. SEVERANCE
    ---------

     If any provision herein shall be determined to be void or unenforceable in whole or in part for any reason whatsoever such invalidity or unenforceability shall not affect the remaining provisions or any part thereof contained within this Agreement and such void or unenforceable provisions shall be deemed to be severable from any other provision or part thereof herein contained.


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                                     - 10 -

21. PROPER LAW AND JURISDICTION
    ---------------------------

     This Agreement shall be governed by and construed in accordance with the laws of Bermuda and the courts of Bermuda shall have non-exclusive jurisdiction to resolve any disputes relating to the terms of this Agreement.



AS WITNESS the hands of the duly authorised signatories of the parties hereto as of the day and year first above written.


SIGNED BY  Alan Tucker         )          /s/ Alan Tucker
duly authorised                )
for and on behalf of           )
EARTHPORT.COM plc              )
in the presence of:            )

/s/ Denise Brooker
-------------------------

Denise Brooker
-------------------------

SIGNED BY Linda Sutherland     )          /s/ Linda Sutherland
and Peter Borland              )          /s/ Peter Borland
duly authorised                )
for and on behalf of           )
THE BANK OF BERMUDA LIMITED    )
in the presence of:            )

/s/ Will Grant
-------------------------


-------------------------

                                             DATED: 4th June, 1999
                                             -----------------------------------

                                             BETWEEN:



                                                    EARTHPORT.COM plc

                                                          -and-

                                              THE BANK OF BERMUDA LIMITED


                                          ------------------------------------
                                                  REGISTRAR AND TRANSFER
                                                     AGENCY AGREEMENT
                                          ------------------------------------

                                                The Bank of Bermuda Limited
                                                     6 Front Street
                                                     Hamilton HM 11
                                                         Bermuda